Exhibit 4.1

AMENDMENT TO WARRANT AGENT AGREEMENTS

This Amendment to certain Warrant Agent Agreements (the “Agreements”) is made effective as of September 15, 2020, by and between Zion Oil & Gas, Inc., a Delaware corporation having its principal place of business at 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company with offices at 6201 15th Avenue, Brooklyn, NY 11219 (“AST”).

WHEREAS, the Company has implemented Agreements with AST as the Company’s Warrant Agent (the “Warrant Agent”), under a Warrant Agent Agreement dated August 1, 2014 for the Warrant ZNWAA [trading under the symbol ZNOGW], under a Warrant Agent Agreement dated February 2, 2015 for the Warrant ZNWAD, under a Warrant Agent Agreement dated November 1, 2016 for the Warrant ZNWAE, under a Warrant Agent Agreement dated May 22, 2017 for the Warrant ZNWAF, under a Warrant Agent Agreement dated October 12, 2017 for the Warrant ZNWAG, under a Warrant Agent Agreement dated February 1, 2018 for the Warrant ZNWAH, under a Warrant Agent Agreement dated April 2, 2018 for the Warrant ZNWAI, under a Warrant Agent Agreement dated August 21, 2018 for the Warrant ZNWAJ, under a Warrant Agent Agreement dated December 7, 2018 for the Warrant ZNWAK and under a Warrant Agent Agreement dated April 23, 2019 for the Warrant ZNWAL;

WHEREAS, the Warrant ZNWAA [trading under the symbol ZNOGW] has an expiration date of January 31, 2021, the Warrant ZNWAD has an expiration date of May 2, 2021, the Warrant ZNWAE has an expiration date of May 1, 2021, the Warrant ZNWAF has an expiration date of August 14, 2021, the Warrant ZNWAG has an expiration date of January 8, 2021, the Warrant ZNWAH has an expiration date of April 2, 2021, the Warrant ZNWAI has an expiration date of June 29, 2021, the Warrant ZNWAJ has an expiration date of October 29, 2021, the Warrant ZNWAK has an expiration date of February 25, 2021 and the Warrant ZNWAL has an expiration date of August 26, 2021.

WHEREAS, pursuant to Section 3.2 of the Warrant Agent Agreements, the Company in its sole discretion hereby extends the duration of the above Warrants by delaying the Expiration Dates and such extension shall be identical in duration among all of the Warrants and, further, the Company may extend the duration of the Exercise Periods in accordance with Section 3.2 without registered holder consent.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

3.2 Duration of Warrants.

Added last paragraph for each Warrant Agent Agreement:

The Company is extending the duration of the Warrant ZNWAA [trading under the symbol ZNOGW] by two (2) years from the expiration date of January 31, 2021 to January 31, 2023 [CUSIP number 989696-182].

The Company is extending the duration of the Warrant ZNWAD by two (2) years from the expiration date of May 2, 2021 to May 2, 2023 [CUSIP number 989696-174].

The Company is extending the duration of the Warrant ZNWAE by two (2) years from the expiration date of May 1, 2021 to May 1, 2023 [CUSIP number 989696-190].

The Company is extending the duration of the Warrant ZNWAF by two (2) years from the expiration date of August 14, 2021 to August 14, 2023 [CUSIP number 989696-198].

 The Company is extending the duration of the Warrant ZNWAG by two (2) years from the expiration date of January 8, 2021 to January 8, 2023 [CUSIP number 989696-216].

The Company is extending the duration of the Warrant ZNWAH by two (2) years from the expiration date of April 2, 2021 to April 2, 2023 [CUSIP number 989696-224].

The Company is extending the duration of the Warrant ZNWAI by two (2) years from the expiration date of June 29, 2021 to June 29, 2023 [CUSIP number 989696-232].

The Company is extending the duration of the Warrant ZNWAJ by two (2) years from the expiration date of October 29, 2021 to October 29, 2023 [CUSIP number 989696-240].

The Company is extending the duration of the Warrant ZNWAK by two (2) years from the expiration date of February 25, 2021 to February 25, 2023 [CUSIP number 989696-257].

The Company is extending the duration of the Warrant ZNWAL by two (2) years from the expiration date of August 26, 2021 to August 26, 2023 [CUSIP number 989696-265].

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

ZION OIL & GAS, INC.

By:	/s/ Martin M. van Brauman
Name:	Martin M. van Brauman
Title:	Corporate Secretary, Treasurer, SVP, Director
Date: September 15, 2020
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Executive Director

Date: September 15, 2020